Exhibit 23.3

4890 Owen Ayres Ct. Suite 200 Eau Claire, WI 54701	715 832 3407 wipfli.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of VWF Bancorp, Inc. of our report dated March 4, 2022, on the financial statements of Van Wert Federal Savings Bank included in the Prospectus contained in such Amended Registration Statement and to the reference to us under the heading "Experts" in the Prospectus.

WIPFLI LLP

April 28, 2022

Eau Claire, Wisconsin